UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

As previously reported, on May 30, 2017, each of Township Nine Owner, LLC (“T9 JV”), Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), indirect subsidiaries of First Capital Real Estate Trust Incorporated (the “Company”), filed a voluntary petition (the “Chapter 11 Bankruptcy Proceeding”) for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of California (the “Bankruptcy Court”) (Case No. 17-23627). T9 JV, Capitol Station Holdings, Capitol Station Member and Capitol Station 65 continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 31, 2017, the Bankruptcy Court entered an order granting interim approval (the “Interim Order”) of a Secured Super-Priority Post-Petition Credit Agreement (the “DIP Credit Agreement”) between Capitol Station 65, as debtor, and SIM T9 Investors, LLC, assignee of Serene Investment Management, LLC, as lender (the “Lender”). Upon the Bankruptcy Court’s entry of the Interim Order, the DIP Credit Agreement became effective. The Interim Order authorizes Capitol Station 65 to borrow up to $1.9 million pursuant to the DIP Credit Agreement. The Bankruptcy Court has scheduled a hearing on December 6, 2017 to consider entry of an order granting final approval (the “Final Order”) of the DIP Credit Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the DIP Credit Agreement.

The DIP Credit Agreement provides for a secured super-priority post-petition revolving credit facility in the amount of $10.0 million. The entire unpaid disbursed balance of the Loan and all other noncontingent obligations, are due and payable in full at maturity, which is, subject to an earlier maturity date due to the occurrence of an Event of Default, 12 months from the date of entry of the Final Order by the Bankruptcy Court.

Borrowings under the DIP Credit Agreement bear interest at a rate per annum equal to ten percent (10%). If an Event of Default has occurred and is continuing, the interest rate applicable to borrowings under the DIP Credit Agreement will increase by four percent (4%) per annum. The DIP Credit Agreement requires that Capitol Station 65 make certain mandatory prepayments upon the receipt of any insurance or condemnation proceeds or cash proceeds of any asset disposition. The DIP Credit Agreement also includes various covenants that impose restrictions on the operations of Capitol Station 65, including, without limitation, its ability to incur or secure debt, and contains Events of Default customary for debtor-in-possession financings of this type. Borrowings under the DIP Credit Agreement are secured by a first priority lien on the 23 parcels of land located in Sacramento, California known as the T9 Properties, and substantially all other assets of Capitol Station 65.

The foregoing summary of the material terms of the DIP Credit Agreement is qualified in its entirety by the terms of the DIP Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

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Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Secured Super-Priority Post-Petition Credit Agreement, dated as of August 1, 2017, between Capital Station 65, LLC and SIM T9 Investors, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: September 7, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit	Description

10.1	Secured Super-Priority Post-Petition Credit Agreement, dated as of August 1, 2017, between Capital Station 65, LLC and SIM T9 Investors, LLC.

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